                                                                     EXHIBIT 1.3

                             SOUTHWEST AIRLINES CO.

                    Pass Through Certificates, Series 2001-1

                             UNDERWRITING AGREEMENT


                                                                October 18, 2001


Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

c/o Salomon Smith Barney Inc.
390 Greenwich Street
New York, New York  10013

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

                  Southwest Airlines Co., a Texas corporation (the "Company"), proposes that Wilmington Trust Company, as trustee under each of the Trusts (as defined below) (each a "Trustee"), issue and sell to the underwriters named in
Schedule II hereto its pass through certificates in the aggregate principal amounts and with the interest rates and final distribution dates set forth on
Schedule I hereto (the "Certificates") on the terms and conditions stated herein.

                  The Certificates will be issued pursuant to a Pass Through Trust Agreement, dated as of October 10, 2001 (the "Basic Agreement"), between the Company and the Trustee, as supplemented with respect to the issuance of each class of Certificates by a separate Pass Through Trust Supplement to be dated as of the Closing Date (as defined below) (individually, a "Trust Supplement"), between the Company and the Trustee (the Basic Agreement as supplemented by each such Trust Supplement being referred to herein individually as a "Pass Through Trust Agreement"). The Trust Supplements are related to the creation and administration of Southwest Airlines Pass Through Trust 2001-1A-1 (the "Class A-1 Trust"), Southwest Airlines Pass Through Trust 2001-1A-2 (the "Class A-2 Trust") and Southwest Airlines Pass Through Trust 2001-1B (the "Class B Trust" and, together with the Class A-1 Trust and the Class A-2 Trust, the "Trusts"). As used herein, unless the context otherwise requires, the term



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"Underwriters" shall mean the firms named as Underwriters in Schedule II, and the term "you" shall mean J.P. Morgan Securities Inc. and Salomon Smith Barney Inc.

                  The cash proceeds of the offering of Certificates by each Trust will be used by the Trustee to acquire equipment notes (the "Equipment Notes") issued by the Company and secured by certain aircraft (the "Aircraft") owned by the Company.

                  Certain amounts of interest payable on the Certificates issued by the Class A-1 Trust and the Class A-2 Trust will be entitled to the benefits of separate liquidity facilities. Westdeutsche Landesbank Girozentrale (the "Liquidity Provider") will enter into separate revolving credit agreements (the "Liquidity Facilities") with respect to each of the Trusts (other than the Class B Trust) to be dated as of the Closing Date for the benefit of the holders of each such class of Certificates. The Liquidity Provider and the holders of the Certificates will be entitled to the benefits of an Intercreditor Agreement to be dated as of the Closing Date (the "Intercreditor Agreement") between the Trustee, Wilmington Trust Company, as the Subordination Agent and the Liquidity Provider.

                  As used in this Agreement, terms not otherwise defined herein shall have the meanings specified in the Pass Through Trust Agreements or the Intercreditor Agreement. For purposes hereof, the term "Operative Agreements" shall mean, collectively, this Agreement, the Pass Through Trust Agreements, the Certificates, the Indentures, the Equipment Notes, the Participation Agreements, the Liquidity Facilities and the Intercreditor Agreement.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-71392) for the registration of pass through certificates, including the Certificates, and other securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Basic Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Company has, pursuant to Rule 424 under the 1933 Act, filed with, or transmitted for filing to, or shall within the required period of time hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Certificates. The term "Registration Statement" means the above-referenced registration statement in the form in which it became effective, including the exhibits thereto and the documents incorporated by reference therein, as amended to the date hereof. The term "Basic Prospectus" means the prospectus relating to the pass through certificates included in the Registration Statement. The term "Prospectus" means the Basic Prospectus supplemented by the Prospectus Supplement, except that if any revised prospectus and/or prospectus supplement shall be provided to you by the Company for use in connection with the offering of the Certificates which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus, if any, together with any such revised prospectus supplement from and after the time it is first provided to



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you for such use. The term "Preliminary Prospectus" means the preliminary prospectus supplement dated October 18, 2001 specifically relating to the Certificates together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "Preliminary Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that have been filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  1. Representations and Warranties. (a) The Company represents and warrants to, and agrees with each Underwriter that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where those failures to so qualify in the aggregate would not have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its consolidated subsidiaries taken as a whole (a "Material Adverse Effect").

                  (ii) The Company meets the requirements for the use of Form S-3 under the 1933 Act Regulations, and the Registration Statement has become effective under the 1933 Act. At the time the Registration Statement became effective, the Registration Statement complied, and as of the date hereof does comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission promulgated thereunder. The Registration Statement, at the time it became effective (and if an amendment to the Registration Statement has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof, does not, and at all times subsequent hereto up to the Closing Date referred to below will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter expressly for use in the Registration Statement or Prospectus or to



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         that part of the Registration Statement which constitutes the Trustee's
         Statement of Eligibility and Qualification under the 1939 Act (Form T-1). No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the Company's knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

                  (iii) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became effective and as of the date hereof did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

                  (iv) The consolidated financial statements of the Company included or incorporated by reference in the Prospectus and the Registration Statement present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the results of operations, changes in stockholders' equity and cash flows of the Company, for the respective period covered thereby, all in conformity with generally accepted accounting principles applied, except as stated therein, on a consistent basis throughout the entire period involved; and the financial schedules included or incorporated by reference in the Registration Statement meet the requirements of the 1933 Act Regulations or the 1934 Act Regulations, as applicable, and fairly present the information required to be shown therein. The selected consolidated financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus.

                  (v) Except as stated in or contemplated by the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the financial condition or results of operations of the Company and its subsidiaries, considered as one enterprise.

                  (vi) The Company is a "citizen of the United States" within the meaning of Section 40102(a)(15)(C) of Title 49, U.S.C. and is a holder of an "air carrier operating certificate" issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, U.S.C. for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

                  (vii) This Agreement has been duly authorized, executed and delivered by the Company.



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                  (viii) When duly authorized by the Trustee, executed,
         authenticated, issued and delivered in the manner provided for in the Pass Through Trust Agreements and sold and paid for as provided in this Agreement, the Certificates will be legally and validly issued and the holders of the Certificates will be entitled to the benefits of the relevant Pass Through Trust Agreements.

                  (ix) Each of the Operative Agreements (other than the Equipment Notes) to which the Company is or will be a party has been duly authorized by, and on its date of execution will be duly executed and delivered by, and subject to the due execution and delivery by the other parties thereto, is or will be a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (x) Each of the Equipment Notes issued or to be issued under each related Indenture, when duly executed and delivered by the Company and duly authenticated by the related Loan Trustee in accordance with the terms of such Indenture, has been or will be duly issued under such Indenture and constitutes or will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of such Indenture.

                  (xi) No authorization, approval, consent, order or license of or filing with or notice to any government, governmental instrumentality or court, domestic or foreign, is required on behalf of the Company for (i) the valid authorization, issuance, sale and delivery of the Certificates, (ii) the valid authorization, execution, delivery and performance by the Company of the Operative Agreements to which the Company is or will be a party, or (iii) the consummation by the Company of the transactions contemplated by such Operative Agreements, except such as are required under (x) the 1933 Act, the 1934 Act, the 1939 Act and the securities or blue sky or similar laws of the various states and of foreign jurisdictions, (y) the Sections of Title 49 of the United States Code, as amended, relating to aviation and filings or recordings with the Federal Aviation Administration (the "FAA") and (z) filings under the Uniform Commercial Code as in effect in Texas which filings shall have been made or obtained, or duly presented for filing, on or prior to the Closing Date.



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                  (xii) Except as disclosed in the Prospectus, there is no
         action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties that individually (or in the aggregate in the case of any class of related lawsuits), could reasonably be expected to result in a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Operative Agreements.

                  (xiii) Except as disclosed in the Prospectus, no union contract dispute respecting the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that, in either case, could reasonably be expected to have a Material Adverse Effect.

                  (xiv) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, and is in compliance with all statutes and regulations as required, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to so obtain, declare, file or comply would not have a Material Adverse Effect.

                  (xv) Except as disclosed in the Prospectus, (x) to the knowledge of the Company, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim individually or in the aggregate is reasonably expected to have a Material Adverse Effect, and (y) the Company is not aware of any pending investigation which might lead to such a claim that is reasonably expected to have a Material Adverse Effect.

                  (xvi) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default (nor has any event occurred which with notice or lapse of time or both would constitute a default or acceleration) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties is bound or affected and none of the Company or any of its subsidiaries is in violation of any judgment, ruling, decree, order, franchise, license or permit or any statute, rule or regulation applicable to the business or properties of any of the Company or any



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         of its subsidiaries, except for such violations or defaults which do not have a Material Adverse Effect.

                  (xvii) The Company carries, or is covered by, insurance in such amounts and covering such risks as is customary for major U.S. airlines operating similar flight equipment over similar routes.

                  (xviii) The accountants that examined and issued an auditors' report with respect to the consolidated financial statements of the Company and the financial statement schedules, if any, included or incorporated by reference in the Registration Statement are independent public accountants within the meaning of the 1933 Act.

                  (xix) Neither the Company nor any of the Trusts is an "investment company", or an entity "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), in each case required to register under the Investment Company Act; and after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the Prospectus, none of the Trusts will be an "investment company", or an entity "controlled" by an "investment company", as defined in the Investment Company Act, in each case required to register under the Investment Company Act.

                  (xx) This Agreement and the other Operative Agreements to which the Company is or will be a party will, upon execution and delivery thereof, conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters in connection with an offering of the Certificates shall be deemed a representation and warranty by the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate unless subsequently amended or supplemented subsequent thereto. None of the foregoing applies to statements in or omissions from any of the aforementioned documents based upon written information furnished to the Company by any Underwriter specifically for use therein.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at a purchase price of 100% of the principal amount thereof, the aggregate principal amounts of such Certificates set forth opposite the name of such Underwriter in Schedule II hereto.

                  3. Delivery and Payment. (a) Payment of the purchase price for any Certificates to be purchased by the Underwriters shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York



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10005, or at such other place as shall be agreed upon by you and the Company, at
9:00 A.M., New York time, on the eighth business day (unless postponed in accordance with the provisions of Section 10) following the date hereof or at such other date, time or location as otherwise shall be agreed upon by you and the Company (such time and date being referred to as the "Closing Date"). Unless otherwise specified, delivery of the Certificates shall be made to The
Depository Trust Company for your account against payment by you of the purchase price thereof to, or upon the order of, the Trustee (or such other person as the Company may direct) by wire transfer of Federal funds or other immediately available funds. Such Certificates shall be registered in the name of Cede & Co. or in such other names, and in such denominations, as you may request in writing at least two business days prior to the Closing Date. The Company agrees to have the Certificates available for inspection by you in New York, New York not later than 1:00 P.M. on the business day prior to the Closing Date.

                  (b) On the Closing Date, the Company will pay to Salomon Smith Barney Inc., for the account of the Underwriters, commissions in the amount of $3,992,625. Such payment will be made by federal funds wire transfer or other immediately available funds.

                  (c) It is understood that each Underwriter has authorized you, on its behalf and for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Certificates that it has agreed to purchase. You, individually and not as a representative, may (but shall not be obligated to) make payment of the purchase price for the Certificates to be purchased by any Underwriter whose check or checks shall not have been received by the Closing Date.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Certificates for sale to the public as set forth in the Prospectus.

                  5. Agreements. The Company covenants with each Underwriter that:

                  (a) The Company has prepared a Preliminary Prospectus containing such information as you and the Company have deemed appropriate, and immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of the Certificates covered thereby, the terms of the Certificates not otherwise specified in the Basic Prospectus, the names of the Underwriters participating in the offering and the principal amount of the Certificates which each severally has agreed to purchase, the names of the Underwriters acting as manager or co-managers in connection with the offering, the price at which the Certificates are to be purchased by the Underwriters from the Trustee, the initial public offering price, the selling concession and reallowance, if any, and such other information as you and the Company deem appropriate in connection with the offering of the Certificates. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will



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furnish to the Underwriters named therein as many copies of the Prospectus as you shall reasonably request.

                  (b) The Company will notify you immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as possible.

                  (c) For so long as a Prospectus is required to be delivered in connection with the Certificates, the Company will give you notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise (except for the Current Report on Form 8-K referred to in the Prospectus Supplement under "Description of the Certificates"), and will furnish you with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be.

                  (d) The Company will deliver to you as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request. The Company will furnish to you as many copies of the Prospectus (as amended or supplemented) as you shall reasonably request, so long as you are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Certificates.

                  (e) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Certificates any event shall occur or condition exist as a result of which it is necessary to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act, or otherwise, as may be necessary to correct such untrue

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statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

                  (f) With respect to the sale of the Certificates, the Company will make generally available to its security holders earning statements (in form complying with the provisions of Rule 158 under the 1933 Act), which will satisfy the requirements of Section 11(a) of the 1933 Act.

                  (g) The Company will endeavor, in cooperation with you, to qualify the Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for so long as may be required for the distribution of the Certificates; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or to subject itself to taxation as doing business in any jurisdiction in which it is not otherwise required to be so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been qualified as provided above.

                  (h) Between the date of this Agreement and the Closing Date, the Company shall not, without your prior written consent, offer, sell, or enter into any agreement to sell (as public debt securities registered under the 1933 Act (other than the Certificates) or as debt securities which may be resold in a transaction exempt from the registration requirements of the 1933 Act in reliance on Rule 144A thereunder and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the 1933 Act), any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned or leased by the Company (or rights relating thereto).

                  6. Conditions to the Obligations of Underwriters. The several obligations of the Underwriters to purchase the Certificates pursuant to this Agreement will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained herein, on its part to be performed and observed and to the following additional conditions precedent:

                  (a) At the Closing Date, (i) the Prospectus, and any supplement thereto, shall have been filed within the time period required by Rule 424(b); and (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                  (b) At the Closing Date, you shall have received the following opinions:

                  (1) The opinion of the General Counsel of the Company, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit A hereto.

                  (2) The opinion of Vinson & Elkins L.L.P., Houston, Texas, special counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit B hereto.

                  (3) The opinion of Morris, James, Hitchens & Williams L.L.P., counsel for Wilmington Trust Company, individually and as Trustee, Mortgagee, Subordination Agent and Paying Agent, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit C hereto.

                  (4) The opinion of German in-house counsel for the Liquidity Provider, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit D hereto.

                  (5) The opinion of Shearman & Sterling, special New York counsel to the Liquidity Provider, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit E hereto.

                  (6) The opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel to the Underwriters, with respect to such matters as you may reasonably request.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to proceed with the completion of the public offering of the Certificates on the terms and in the manner contemplated by the Prospectus.

                  (d) You shall have received a certificate of the Vice Chairman of the Board and Chief Executive Officer, the President or the Executive Vice President and Chief Financial Officer of the Company and the Treasurer or the Secretary of the Company, dated as of the Closing Time to the effect that:

                           (1) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made at the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (2) no stop order suspending the effectiveness of the
                  Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (3) since the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Company or its subsidiaries, considered as one enterprise.

                  (e) The Underwriters shall have received on each of the date of this Agreement and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain other financial or statistical data and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

                  (f) At the Closing Date, all conditions precedent specified in each of the Operative Agreements shall have been satisfied at the Closing Date; the representations and warranties of the Company contained in the Operative Agreements shall be accurate as of the Closing Date (except to the extent that they relate solely to an earlier date in which case they shall be accurate as of such earlier date) and you shall have received a certificate of the Vice Chairman of the Board and Chief Executive Officer, the President or the Executive Vice President and Chief Financial Officer of the Company and the Treasurer or the Secretary of the Company, which may be combined with the certificate required pursuant to Section 6(d) above, to such effect.

                  (g) Each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Company and dated the Closing Date, confirming that each of such Appraiser and its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  (h) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading in the rating accorded any of the Company's securities (except for any pass through certificates) by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act, or any public announcement that any such organization has under surveillance or review, in each case for possible change, its ratings of any such securities other than pass through certificates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

                  (i) On the Closing Date, the Certificates shall be rated (x) not lower than "AAA", in the case of the Certificates of the Class A-1 Trust, not lower than "AAA", in the case of Certificates of the Class A-2 Trust and not lower than "A+", in the case of the Certificates of the Class B Trust, by Standard & Poor's Ratings Services, and (y) not lower than "Aa2", in the case of the Certificates of the Class A-1 Trust, not lower than "Aa2", in the case of the Certificates of the Class A-2 Trust and not lower than "A2", in the case of the Certificates of the Class B Trust, by Moody's Investors Service, Inc.

                  (j) At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled by you at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof. Notice of any such cancellation shall be given to the Company in writing or by the telephone or telegraph confirmed in writing. Notwithstanding any such termination, the provisions of Sections 8 and 11 shall remain in effect.

                  7. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

                  (i) the printing and filing of the Registration Statement and all amendments thereto, the Preliminary Prospectus and the Prospectus and any amendments or supplements thereto;

                  (ii) the preparation, printing, issuance and delivery of the Certificates;

                  (iii) the reasonable fees and disbursements of the Company's accountants and counsel, of the Trustees, the Indenture Trustees and the Liquidity Provider and their respective counsel, and of any issuing and paying agent or transfer agent;

                  (iv) the qualification of the Certificates under securities laws in accordance with the provisions of Section 5(g), including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey;

                  (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Certificates;

                  (vi) the preparation and delivery to the Underwriters of copies of the Pass Through Trust Agreements and the other Operative Agreements, including all expenses incident to the performance of the Company's obligations under the Pass Through Trust Agreements and Indentures and each of the other agreements and instruments referred to in the Indentures;

                  (vii) any fees charged by rating agencies for the rating of the Certificates;

                  (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.; and

                  (ix) all reasonable fees and disbursements of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters.

                  If this Agreement is terminated by you in accordance with the provisions of Section 6 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, or, in any other case, including any termination pursuant to
Section 9 or 10 hereof, the Underwriters will pay all of their own expenses, including their fees of counsel, transfer taxes on resale of any of the Certificates and any advertising expenses connected with any offers they may make.

                  8. Indemnification and Contribution; Default of Underwriters.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter ("Underwriter Information"); provided, however, that the foregoing indemnity agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Certificates, or to the benefit of any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of such Certificates to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities unless such failure to deliver the Prospectus was a result of noncompliance by the Company with its delivery requirements set forth in Section 5(a).

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of the officers who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to the Underwriter Information provided by such Underwriter.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. The indemnifying party, upon request of the indemnified party, shall, and the indemnifying party may elect to, retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall have failed to retain counsel as required by the prior sentence to represent the indemnified party within a reasonable amount of time. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. The firm chosen to represent the indemnified parties shall be designated in writing by you in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such fees and expenses are being disputed in good faith. The indemnifying party at any time may, subject to the last sentence of this Section 8(c), settle or compromise any proceeding described in this paragraph at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

                  (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 8 is required to be made but is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then the applicable indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of such Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of such Certificates shall be deemed to be in the same respective proportions as the proceeds from the offering of such Certificates received by the Trusts (before deducting expenses) less total underwriting discounts and commissions paid to the Underwriters by the Company, and the total underwriting discounts and commissions paid to the Underwriters by the Company, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of such Certificates. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or information supplied by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Certificates they have purchased hereunder, and not joint.

                  (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  9. Default by an Underwriter. If any Underwriter or Underwriters default in their obligations to purchase Certificates hereunder and the aggregate principal amount of the Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Certificates, you may make arrangements satisfactory to the Company for the purchase of such Certificates by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Certificates with respect to which such default or defaults occurs exceeds 10% of the total principal amount of the Certificates and arrangements satisfactory to you and the Company for purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 7 and 8 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                  10. Termination. This Agreement shall be subject to termination, in the absolute discretion of the Underwriters, immediately upon notice to the Company, at any time if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) any outbreak or escalation of hostilities shall have occurred in which the United States is involved, any declaration of war by Congress or any substantial national or international calamity or emergency shall occur and the effect of which is such as to make it, in your judgment, impracticable or inadvisable to proceed with the offering or delivery of the Certificates on the terms and in the manner contemplated in the Prospectus or
(v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in your judgment, impracticable or inadvisable to proceed with the offering or delivery of the Certificates on the terms and in the manner contemplated in the Prospectus. In the event of any such termination of this Agreement, the provisions of Section 7 hereof, the indemnity and contribution agreements set forth in Section 8 hereof, and the provisions of Sections 11 through 15 hereof shall remain in effect.

                  11. Representations and Indemnities to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7 and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect. If the purchase of the Certificates by the Underwriters is not consummated for any reason other than solely because of the occurrence of the termination of this Agreement pursuant to Section 9 or 10, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of such Certificates and comply with its other obligations under Section 7.

                  12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by Federal Express service or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them at the address indicated on page 1 hereof. Notices to the Company shall be directed to it at Southwest Airlines Co., 2702 Love Field Drive, Dallas, Texas 75235-1611, Attention of the Vice President-Finance, with a copy thereof directed to the General Counsel.

                  13. Successors. This Agreement shall inure to the benefit of and be binding upon you and the Company and any Underwriter who becomes a party hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto, their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  15. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. A party may submit its signed counterpart of this Agreement by telecopier and such counterpart so received by telecopier shall for all purposes constitute an original.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.


                                           Very truly yours,

                                           SOUTHWEST AIRLINES CO.


                                           By: /s/ LAURA WRIGHT
                                              ----------------------------------
                                              Name:  Laura Wright
                                              Title: Vice President- Finance
                                                     and Treasurer


CONFIRMED AND ACCEPTED, as of
the date first above written:

SALOMON SMITH BARNEY INC.
J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: SALOMON SMITH BARNEY INC.


By: /s/ GREGORY P. LEE
   ----------------------
   Name:  Gregory P. Lee
   Title: Director


By: J.P. MORGAN SECURITIES INC.

By: /s/ ARTHUR W. RYAN
   ----------------------
   Name:  Arthur W. Ryan
   Title: Vice President

                                   SCHEDULE I

                   (Pass Through Certificates, Series 2001-1)

                             SOUTHWEST AIRLINES CO.


                                  Aggregate                                                 Final
Pass Through Certificate          Principal                                               Maturity
       Designation                  Amount               Interest Rate                      Date
------------------------          ---------              -------------                ----------------
2001-1A-1                         $150,000,000               5.100%                   November 1, 2007

2001-1A-2                         $375,000,000               5.496%                      May 1, 2008

2001-1B                           $ 89,250,000               6.126%                   November 1, 2006

                                   SCHEDULE II


            Underwriters                   2001-1A-1         2001-1A-2         2001-1B
            ------------                  -----------      ------------      -----------
Salomon Smith Barney Inc.                 $50,000,000      $125,000,000      $29,750,000
J.P. Morgan Securities Inc.               $50,000,000      $125,000,000      $29,750,000
Merrill Lynch, Pierce, Fenner &
Smith Incorporated                        $50,000,000      $125,000,000      $29,750,000

   Total                                 $150,000,000      $375,000,000      $89,250,000

                                    EXHIBIT A

             [Form of Opinion of the General Counsel of the Company]


                                October ___, 2001


To Each of the Persons Listed
     on Schedule A Attached Hereto

Ladies and Gentlemen:

         I am the Vice President - General Counsel of Southwest Airlines Co., a Texas corporation ("Southwest"). In such capacity, I and persons on my legal staff have acted as counsel to Southwest in connection with the transactions contemplated by the Underwriting Agreement dated October 18, 2001 among Salomon Smith Barney Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters") and Southwest (the "Underwriting Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement or, if not defined therein, the Intercreditor Agreement (as defined below). This opinion is furnished pursuant to Section 6(b)(1) of the Underwriting Agreement.

         In arriving at the opinions expressed below, I or members of my legal staff have reviewed the following documents, each of which is dated as of the date hereof, except where otherwise indicated above or below:

         (a)      an executed copy of the Underwriting Agreement,

         (b) an executed copy of the Pass Through Trust Agreement, dated as of October 10, 2001 (the "Basic Agreement"), between Southwest and Wilmington Trust Company, as trustee, and each of the three Pass Through Trust Supplements (the "Pass Through Trust Supplements") between Southwest and Wilmington Trust Company, as trustee, relating to the Trusts (the Basic Agreement as supplemented by each Pass Through Trust Supplement is referred to individually as a "Pass Through Trust Agreement" and collectively as the "Pass Through Trust Agreements"),

         (c) the global security representing each of the Southwest Airlines Series 2001-1-A-1 Pass Through Certificates (the "Class A-1 Certificates"), the Southwest Airlines Series 2001-1-A-2 Pass Through Certificates (the "Class A-2 Certificates") and the Southwest Airlines Series 2001-1-B Pass Through Certificates (the "Class B Certificates" and, together with the Class A-1 Certificates and the Class A-2 Certificates, the "Pass Through Certificates"), such Pass Through Certificates to be issued under the corresponding Pass Through Trust Agreement,

         (d) an executed copy of the Intercreditor Agreement among the Trustees, Westdeutsche Landesbank Girozentrale, New York branch (the "Liquidity Provider"), as Class A-1 Liquidity Provider and Class A-2 Liquidity Provider (as defined therein), and Wilmington Trust Company, as Subordination Agent and trustee (the "Intercreditor Agreement"),

         (e) an executed copy of each of the two Revolving Credit Agreements between the Subordination Agent, as borrower, and the Liquidity Provider (the "Liquidity Facilities"), with respect to the Class A-1 Certificates and the Class A-2 Certificates,

         (f) an executed copy of the Participation Agreement, the Equipment Notes and Indenture for each Aircraft,

         (g) the documents delivered to you by Southwest at the closing pursuant to the Underwriting Agreement, including copies of Southwest's articles of incorporation and bylaws certified by the Secretary of State of the State of Texas and an Assistant Secretary of Southwest, respectively,

         (h) the registration statement on Form S-3 (Registration No. 333-71392), filed by Southwest under the Securities Act of 1933, as amended, and the rules and regulations there under (collectively, the "Securities Act"), with the Commission (the registration statement at the time when it became effective, including the exhibits thereto and the documents incorporated by reference therein, is referred to herein as the "Registration Statement"), and

         (i) the prospectus included in the Registration Statement relating to pass through certificates (the "Base Prospectus") and the final prospectus supplement dated October 18, 2001 with respect to the Pass Through Certificates (the "Prospectus Supplement"; and the Base Prospectus as supplemented and modified by the Prospectus Supplement, the "Prospectus").

         In addition, I or members of my legal staff have reviewed the originals or copies certified or otherwise identified to my or their satisfaction of all such corporate records of Southwest and such other instruments and other certificates of public officials, officers and representatives of Southwest and such other persons, and I or members of my legal staff have made such investigations of law, as I deemed appropriate as a basis for the opinions expressed below.

         In arriving at the opinions expressed below, I and members of my legal staff have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, I and members of my legal staff have assumed and have not verified the accuracy as to factual matters of each document I or they have reviewed including, without limitation, the accuracy of the representations and warranties of Southwest in the Underwriting Agreement. As used herein, the phrase "to my knowledge" shall mean to my actual knowledge after reasonable investigation, but shall not be interpreted to impute to me knowledge of others.

         Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth below, it is my opinion that:

         1. Southwest has been duly incorporated and is an existing corporation in good standing under the laws of the State of Texas, with corporate power to own, lease and operate its properties and conduct its business as described in the Prospectus; Southwest is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in the United States in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business or consolidated financial condition of Southwest.

         2. To my knowledge, except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending against Southwest or any of the Subsidiaries or any of their respective properties that will have a material adverse effect on the business or consolidated financial condition of Southwest and the Subsidiaries taken as a whole or the ability of Southwest to perform its obligations under any of the Pass Through Trust Agreements or any Participation Agreement (the Pass Through Trust Agreements and the Participation Agreements, the Equipment Notes and Indentures are referred to as the "Southwest Pass Through Trust Documents").

         3. Southwest is a "citizen of the United States" within the meaning of
Section 401 02(a)( 15) of Title 49 of the United States Code, as amended, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

         4. The execution, delivery and performance by Southwest of the Southwest Pass Through Trust Documents, and the consummation by Southwest of the transactions contemplated by such documents, will not result in any violation of the provisions of the articles of incorporation or by-laws of Southwest or, to my knowledge, any applicable law, administrative regulation or any administrative or court decree, nor does any such action, to my knowledge, constitute a breach of, or default under, or (except as contemplated therein) result in the creation or imposition of any lien, charge or encumbrance upon any assets of Southwest or any of the Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Southwest is a party or by which it is bound or to which any of the assets of Southwest is subject.

         5. The issuance and sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement, the valid authorization, execution and delivery of the Southwest Pass Through Trust Documents by Southwest and the performance by Southwest of its obligations under the Southwest Pass Through Trust Documents do not require Southwest to obtain or effect any consent, approval, authorization, registration or qualification of or with any governmental agency or body of the United States or the State of Texas, except such as may be required under federal or state securities or blue sky laws.

         6. To my knowledge, except as disclosed in the Prospectus, there is no event of default under any material agreement or instrument under which indebtedness of Southwest is outstanding or by which it is bound or any of its properties is subject.

         7. To my knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any Subsidiary which are required to be disclosed in the Registration Statement, other than those disclosed therein or those which individually (or in the aggregate in the case of any class of related lawsuits) could not reasonably be expected to have a Material Adverse Effect.

         8. Each document filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations there under (the "Exchange Act"), and incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus (other than the exhibits thereto, the financial statements, financial statement schedules and other financial or statistical data included therein, or incorporated or deemed incorporated therein by reference, or omitted there from, and other matters referred to in the Base Prospectus or the Prospectus Supplement under the captions "Experts", as to which I am not expressing an opinion), when so filed with the Commission, appeared on its face to have been appropriately responsive in all material respects to the requirements of the Exchange Act.

         I have examined the Registration Statement, the Base Prospectus and the Prospectus Supplement. The limitations inherent in the independent verification of factual matters and in the role of General Counsel are such, however, that I cannot and do not assume any responsibility for the accuracy, completeness or fairness of the statements made therein have made no independent check or verification thereof. In the course of the preparation of the Registration Statement and the Prospectus, I have participated in conferences with certain officers and employees of Southwest and with representatives of the Underwriters. My examination of the Registration Statement and the Prospectus and my participation in the above-mentioned conferences did not disclose to me any information which has led me to believe that the Registration Statement (other than the exhibits thereto, the financial statements, financial statement schedules and other financial or statistical data included therein, or incorporated or deemed incorporated by reference therein, or omitted there from, and other matters referred to in the Base Prospectus or the Prospectus Supplement under the caption "Experts", as to which I express no belief), as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements, financial statement schedules and other financial or statistical data included therein, or incorporated or deemed incorporated by reference therein, or omitted therefrom, and other matters referred to in the Base Prospectus or the Prospectus Supplement under the caption "Experts", as to which I express no belief), as of October 18, 2001 contained, or as of the date hereof contains, any untrue statement of a material fact or, as of October 18, 2001 omitted, or as of the date hereof omits, to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

         Insofar as the foregoing opinions relate to the valid existence and good standing of Southwest, they are based solely on a certificate of existence and of good standing received from the Secretary of State of the State of Texas and the Comptroller of Public Accounts of the State of Texas. Insofar as the foregoing opinions relate to qualification to do business of Southwest and the Subsidiaries, they are based solely on certificates of foreign qualification received from the applicable Secretary of State's office.

         The foregoing opinions are limited to the federal law of the United States of America and the law of the State of Texas, in each case as in effect on the date hereof, except that I express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) (x) state securities or blue sky laws and (y) except as set forth in paragraph 8 above, federal securities laws, including without limitation the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended, (iii) any federal or state tax, antitrust or fraudulent transfer or conveyance laws, (iv) the Employee Retirement Income Security Act of 1974, as amended, or (v) federal aviation laws, or any other federal laws relating to the operation and maintenance by Southwest of the Aircraft. In addition, my opinions are based upon a review of those laws, statutes, rules and regulations which, in my experience, are normally applicable to transactions of the type contemplated by the Pass Through Trust Documents.

         I am furnishing this opinion letter to you solely for your benefit in connection with the transactions described above. This opinion letter is not to be used, circulated, quoted or otherwise referred to by any other person or for any other purpose. This opinion letter speaks only as of the date hereof and I disclaim any obligation to advise you of changes of law or fact that occur after the date hereof.

                                        Very truly yours,


                                        Deborah Ackerman
                                        Vice President - General Counsel

                                   SCHEDULE A

                                   ADDRESSEES

Salomon Smith Barney Inc.

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Westdeutsche Landesbank Girozentrale, New York Branch

Wilmington Trust Company

Standard & Poor's Ratings Services

Moody's Investors Service, Inc.

                                    EXHIBIT B

               [Form of Opinion of Special Counsel to the Company]

                                October ___, 2001


To Each of the Persons Listed
   on Schedule A Attached Hereto

Ladies and Gentlemen:

         We have acted as special counsel to Southwest Airlines Co., a Texas corporation ("Southwest"), in connection with the transactions contemplated by the Underwriting Agreement dated October 18, 2001 among Salomon Smith Barney Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters") and Southwest (the "Underwriting Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement or, if not defined therein, the Intercreditor Agreement (as defined below). This opinion is furnished pursuant to Section 6(b)(2) of the Underwriting Agreement.

         In arriving at the opinions expressed below, we have reviewed the following documents, each of which is dated as of the date hereof, except where otherwise indicated above or below:

         (a)      an executed copy of the Underwriting Agreement,

         (b) an executed copy of the Pass Through Trust Agreement, dated as of October 10, 2001 (the "Basic Agreement"), between Southwest and Wilmington Trust Company, as trustee, and each of the three Pass Through Trust Supplements (the "Pass Through Trust Supplements") between Southwest and Wilmington Trust Company, as trustee, relating to the Trusts (the Basic Agreement as supplemented by each Pass Through Trust Supplement is referred to individually as a "Pass Through Trust Agreement" and collectively as the "Pass Through Trust Agreements"),

         (c) the global security representing each of the Southwest Airlines Series 2001-1-A-1 Pass Through Certificates (the "Class A-1 Certificates"), the Southwest Airlines Series 2001-1-A-2 Pass Through Certificates (the "Class A-2 Certificates") and the Southwest Airlines Series 2001-1-B Pass Through Certificates (the "Class B Certificates" and, together with the Class A-1 Certificates and the Class A-2 Certificates, the "Pass Through Certificates"), such Pass Through Certificates to be issued under the corresponding Pass Through Trust Agreement,

         (e) an executed copy of the Intercreditor Agreement among the Trustees, Westdeutsche Landesbank Girozentrale, New York branch (the "Liquidity

                  Provider"), as Class A-1 Liquidity Provider and Class A-2 Liquidity Provider (as defined therein), and Wilmington Trust Company, as Subordination Agent and trustee (the "Intercreditor Agreement"),

         (f) an executed copy of each of the two Revolving Credit Agreements between the Subordination Agent, as borrower, and the Liquidity Provider (the "Liquidity Facilities"), with respect to the Class A-1 Certificates and the Class A-2 Certificates, respectively,

         (g) an executed copy of the Participation Agreement, and Indenture for each Aircraft (collectively, the "Financing Documents"),

         (h) the registration statement on Form S-3 (Registration No. 333-71392), filed by Southwest under the Securities Act of 1933, as amended, and the rules and regulations there under (collectively, the "Securities Act"), with the Commission (the registration statement at the time when it became effective, including the exhibits thereto and the documents incorporated by reference therein, is referred to herein as the "Registration Statement"),

         (i) the prospectus included in the Registration Statement (the "Base Prospectus") relating to pass through certificates and the final prospectus supplement dated October 18, 2001 with respect to the Pass Through Certificates (the "Prospectus Supplement"; and the Base Prospectus as supplemented and modified by the Prospectus Supplement, the "Prospectus"), and

         (j) the documents delivered to you by Southwest at the closing pursuant to the Underwriting Agreement, including copies of Southwest's articles of incorporation (the "Articles of Incorporation") and bylaws certified by the Secretary of State of the State of Texas and the Assistant Secretary of Southwest, respectively.

         The Pass Through Trust Agreements, the Pass Through Certificates, the Intercreditor Agreement and the Liquidity Facilities are referred to herein collectively as the "Pass Through Trust Documents").

         We have considered such matters of law and fact, and relied upon such certificates of officers of the Company and public officials, corporate records and other information furnished to us, including without limitation the certificates and representations referred to below, as we have deemed appropriate as a basis for the opinions set forth below.

         In arriving at the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and of the representations and warranties set forth therein, (ii) that (A) each of the Pass Through Trust Documents has been duly authorized, executed and delivered by each party thereto (other than Southwest) and (B) each party to the Pass Through Trust Documents has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that the assumption set forth in this clause (ii)(B) is not made as to Southwest regarding matters of the law of the State of New York, applicable federal law of the United States of America (other than federal aviation laws and other federal laws relating to the operation or maintenance of the Aircraft by Southwest) or the law of the State of Texas, and that, except as specifically covered in the opinions expressed below, each of the Pass Through Trust Documents is a valid, binding and enforceable obligation of each party thereto, (iii) that the Pass Through Certificates will be duly executed, authenticated, issued and delivered, against payment therefor, all in accordance with the terms of the Pass Through Trust Agreements, and of the Underwriting Agreement, and (iv) that each Equipment Note conforms to the form thereof set forth in the relevant Indenture.

         Based on and subject to the foregoing, and to the other assumptions, qualifications and limitations set forth herein, it is our opinion that:

         1. Southwest is validly existing as a corporation in good standing under the laws of the State of Texas.

         2. Southwest has the corporate power (i) to own, lease and operate its properties and conduct its business as described in the Prospectus and (ii) to enter into each of the Pass Through Trust Agreements, the Equipment Notes and the Financing Documents (collectively, the "Southwest Pass Through Trust Documents") and the Underwriting Agreement and to perform its obligations there under.

         3. The execution and delivery by Southwest of the Southwest Pass Through Trust Documents have been duly authorized by all necessary corporate action of Southwest, and each of the Southwest Pass Through Trust Documents has been duly executed and delivered by Southwest. Each of the Southwest Pass Through Trust Documents is a valid and binding obligation of Southwest enforceable against Southwest in accordance with its terms.

         4. The execution and delivery by Southwest of the Underwriting Agreement have been duly authorized by all necessary corporate action of Southwest, and the Underwriting Agreement has been duly executed and delivered by Southwest.

         5. Each of the Intercreditor Agreement and the Participation Agreements is a valid and binding obligation of each Trustee that is a party thereto enforceable against each such Trustee in accordance with its terms. Assuming the due authorization, execution and delivery by the related Trustee, each of the Pass Through Trust Agreements is a valid and binding obligation of the applicable Trustee enforceable against the applicable Trustee in accordance with its terms. Upon due authorization and authentication, execution and delivery by the related Trustee, when paid for in accordance with the terms of the related Pass Through Trust Agreement, the Certificates will constitute valid and binding obligations of the related Trustee enforceable against it in accordance with their terms and the Certificates are entitled to the benefits by the related Pass Through Trust Agreement. Each of the Liquidity Facilities, the Intercreditor

Agreement and the Participation Agreements is a legal, valid and binding obligation of the Subordination Agent enforceable against the Subordination Agent in accordance with its terms.

         6. Assuming the due authorization, execution and delivery of the each Indenture by the parties thereto as contemplated by the Participation Agreements, each Indenture constitutes the valid and binding obligations of the Company enforceable against it in accordance with its terms, and each Indenture duly creates, for the benefit of the related Indenture Trustee, the security interest in the Indenture Estate (other than in respect of the Granting Clause of such Indenture as to monies and securities prior to deposit thereof with such Indenture Trustee) that such Indenture purports to create. Upon due authorization, execution and delivery by the Company and due authentication by the related Indenture Trustee, the Equipment Notes constitute valid and binding obligations of the Company enforceable against it in accordance with their terms and the Equipment Notes are entitled to the benefits and security afforded by the related Indenture.

         7. The statements set forth under the headings "Description of the Certificates", "Description of the Liquidity Facilities", "Description of the Intercreditor Agreement" and "Description of the Equipment Notes" in the Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the Pass Through Certificates, the Pass Through Trust Agreements, the Liquidity Facilities, the Intercreditor Agreement and the Financing Documents, provide a fair summary of such provisions. The statements set forth under "Description of the Equipment Notes - Remedies" in the Prospectus Supplement, insofar as such statements purport to summarize provisions of
Section 1110 of the U.S. Bankruptcy Code ("Section 1110"), provide a fair summary of such provisions.

         8. The statements set forth under the heading "Certain U.S. Federal Income Tax Consequences" in the Prospectus Supplement, insofar as such statements purport to address the federal income tax laws of the United States, are accurate in all material respects with respect to the matters discussed therein and constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Pass Through Certificates.

         9. Southwest is not an "investment company", and is not a company "controlled" by an "investment company", in each case within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trusts created under the Pass Through Trust Agreements are not required to be registered under the Investment Company Act.

         10. The issuance and sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement, the valid authorization, execution and delivery of Southwest Pass Through Trust Documents by Southwest and the performance by Southwest of its obligations under the Southwest Pass Through Trust Documents do not require Southwest to obtain or effect any consent, approval, authorization, registration or qualification of or with any governmental agency or body of the United States or of the State of New York, except such as are required under the Securities Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations there under (collectively, the "Trust Indenture Act"), and the securities or blue sky laws of the various states. Neither the execution and delivery by Southwest of the Southwest Pass Through Trust Documents and the Underwriting Agreement nor the consummation by

Southwest of the transactions contemplated thereby to be consummated on the date hereof violates (i) Southwest's Articles of Incorporation or bylaws or (ii) any law or governmental rule or regulation known to us to be applicable to, or binding on, Southwest, provided however, for purposes of this clause (ii) we express no opinion with respect to any anti-fraud law or rule.

         11. The Registration Statement has become effective under the Securities Act and, to our knowledge, (i) no stop order suspending the effectiveness of the Registration Statement has been issued and (ii) no proceedings for that purpose have been instituted or threatened by the Commission. The Basic Agreement has been duly qualified under the Trust Indenture Act.

         12. Without independent check or verification of the statements contained therein, the Registration Statement the Base Prospectus (other than the financial statements, financial statement schedules and other financial or statistical data included therein, or omitted there from, other matters referred to in the Prospectus or the Prospectus Supplement under the captions "Experts",
Exhibit 12.1 to the Registration Statement and the Statement of Eligibility on Form T-1, as to which we are not expressing an opinion), in each case excluding the documents incorporated or deemed incorporated by reference therein, as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the Securities Act.

         The foregoing opinions are subject to the following assumptions, qualifications and limitations:

         (a) The opinions in paragraphs 3, 5, and 6 above are subject to (i) bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance or other similar laws affecting the rights or remedies of creditors generally, (ii) general principles of equity including, without limitation, laches and estoppels as equitable defenses and concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered or applied in a proceeding in equity or at law) and considerations of impracticability or impossibility of performance, and defenses based upon unconscionability of otherwise enforceable obligations in the context of the factual circumstances under which enforcement thereof is sought and (iii) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. The enforceability of any Indenture may also be limited by applicable laws which may affect the remedies provided therein but which do not, in our opinion, make such remedies inadequate for the practical realization of the benefits intended to be provided thereby.

         (b) We express no opinion as to Section 7.11(a)(ii) of the Liquidity Facilities or Section 10.11(a)(ii) of the Intercreditor Agreement whereby the parties to such agreements waive any objections to the laying of venue in the courts of the State of New York and the courts of the United States of America for the Southern District of New York (and we note that such matters may be raised by such courts). We express no opinion as to the enforceability of any provision contained in any of the Pass Through Trust Documents (i) that purports to establish or may be construed to establish evidentiary standards, (ii) as such provision relates to the jurisdiction of federal courts or (iii) providing for late payment charges but only to the extent such provision is deemed to constitute a penalty or liquidated damages provision. Under certain circumstances the requirement that the provisions of a Pass Through Trust Document may be modified or waived only in writing or only in a specific instance and provisions to the effect that failure or delay in exercising any right, remedy, power and/or privilege will not impair or waive such right, remedy, power and/or privilege may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions. A court may modify or limit contractual agreements regarding attorneys' fees.

         (c) Provisions of any Pass Through Trust Document which permit any Person to take action or make determinations, or to benefit from indemnities, contribution agreements or similar undertakings, or waivers, exculpatory provisions or similar provisions, may be subject to limitations imposed by law or by public policy considerations.

         (d) Insofar as the foregoing opinions relate to the valid existence and good standing of Southwest, they are based solely on a certificate of existence and of good standing received from the Secretary of State of the State of Texas and the Comptroller of Public Accounts of the State of Texas.

         (e) The foregoing opinions are limited to the law of the State of New York, the federal law of the United States of America and the law of the State of Texas, in each case as in effect on the date hereof, except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii)
(x) state securities or blue sky laws, (y) except as set forth in paragraph 8 above, the Investment Company Act, or (z) except as set forth in paragraphs 9, 10 and 11 above, federal securities laws other than the Investment Company Act, including without limitation the Securities Act and the Trust Indenture Act,
(iii) any federal (except as set forth in paragraph 7 above) or state tax, antitrust or fraudulent transfer or conveyance laws, (iv) the Employee Retirement Income Security Act of 1974, as amended, or (v) federal aviation laws and other federal laws relating to the operation and maintenance of the Aircraft by Southwest. In addition, our opinions are based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Pass Through Trust Documents.

         We are furnishing this opinion letter to you solely for your benefit. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose whatsoever without in each instance our prior written consent. This opinion letter speaks only as of the date hereof and we disclaim any obligation to advise you of changes of law or fact that occur after the date hereof.

                                        Very truly yours,

                                   SCHEDULE A

                                   ADDRESSEES


Salomon Smith Barney Inc.

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Westdeutsche Landesbank Girozentrale, New York Branch

Wilmington Trust Company

Standard & Poor's Ratings Services

Moody's Investors Service, Inc.

                               October ____, 2001

Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated


Ladies and Gentlemen:

         We have acted as special counsel to Southwest Airlines Co., a Texas corporation ("Southwest"), in connection with the transactions contemplated by the Underwriting Agreement dated October 18, 2001 among Salomon Smith Barney Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters"), and Southwest (the "Underwriting Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement. This letter is furnished pursuant to Section 6(b)(2) of the Underwriting Agreement.

         We have examined the registration statement on Form S-3 (Registration No. 333-71392) filed by Southwest under the Securities Act of 1933, as amended, with the Commission (the registration statement at the time it became effective, including the exhibits thereto and the documents incorporated by reference therein, is referred to herein as the "Registration Statement"), the prospectus included in the Registration Statement relating to pass through certificates (the "Base Prospectus"), and the final prospectus supplement dated October 18, 2001 with respect to the Certificates (the "Prospectus Supplement"; and the Base Prospectus as supplemented and modified by the Prospectus Supplement, the "Prospectus"). The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of the statements made therein and (except to the extent expressly set forth in paragraph 7 of our opinion letter of even date herewith addressed to each of you, Wilmington Trust Company, Westdeutsche Landesbank Girozentrale, New York branch, Standard & Poor's Ratings Services and Moody's Investors Service, Inc.) have made no independent check or verification thereof. In the course of the preparation of the Registration Statement and the Prospectus, we have participated in conferences with certain officers and employees of Southwest and with representatives of the Underwriters. Our examination of the Registration Statement and the Prospectus and our participation in the above-mentioned conferences did not disclose to us any information which has led us to believe that the Registration Statement (other than the exhibits thereto, the financial statements, financial statement schedules and other financial or statistical data included therein, or incorporated or deemed incorporated by reference therein, or omitted there from, and other matters referred to in the Base Prospectus or Prospectus Supplement under the caption "Experts", as to which we express no belief), as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements, financial statement schedules and other financial or statistical data included therein, or incorporated or deemed incorporated by reference therein, or omitted therefrom and other matters referred to in the Base Prospectus or the Prospectus Supplement under the caption "Experts", as to which we express no belief), as of October 18, 2001 contained, or as of the date hereof contains, any untrue statement of a material fact or, as of October 18, 2001 omitted, or as of the date hereof omits, to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

         We are furnishing this letter to you solely for your benefit. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose whatsoever without in each instance our prior written consent. This letter speaks only as of the date hereof and we disclaim any obligation to update this letter in any respect.

                                             Very truly yours,

                                    EXHIBIT C

            [Form of Opinion of Counsel to Wilmington Trust Company]




                                October __, 2001


To Each of the Parties
Listed on Schedule A
Attached Hereto

                  Re:      Southwest 2001-1 EETC

Ladies and Gentlemen:

         We have acted as Delaware counsel to Wilmington Trust Company, a Delaware banking corporation (in its individual capacity, "Wilmington Trust"; in its capacity as Subordination Agent, the "Subordination Agent"; in its capacity as Mortgagee, the "Mortgagee"; and in its capacity as Trustee, the "Trustee"), in connection with the transactions contemplated by the Pass Through Trust Agreement dated as of October __, 2001 (the "Basic Agreement") between Wilmington Trust, as Trustee and Southwest Airlines Co. ("Southwest") and the three Trust Supplements, each dated as of October __, 2001 (the "Trust Supplements"), in each case, between Southwest and Wilmington Trust, as Trustee, (the Basic Agreement as supplemented by a Trust Supplement, the "Pass Through Trust Agreement", collectively, the "Pass Through Trust Agreements"), relating to Southwest Pass Through Trust 2001-1A-1, Southwest Pass Through Trust 2001-1A-2 and Southwest Pass Through Trust 2001-1B (collectively, the "Trusts"). This opinion is furnished at your request in connection with the Pass Through Certificates being issued today. Capitalized terms used herein and not otherwise defined are used as defined in the Pass Through Trust Agreements, except that reference herein to any documents shall mean such documents as in effect as of the date hereof.

         For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents:

         (a)      the Pass Through Trust Agreements;

         (b)      the Intercreditor Agreement;

         (c) each of the Liquidity Facilities for the Class A-1 and Class A-2 Trusts (the documents described in items (a) through (c) are collectively referred to herein as the "Transaction Documents");

To Each of the Parties Listed
on Schedule A Attached Hereto
October __, 2001
Page 2


         (d) the Certificates being issued today in definitive form by the Trusts under the Pass Through Trust Agreements (the "Certificates");

         (e)      the Trust Indentures;

         (f) a Certificate of Good Standing for Wilmington Trust, obtained as of a recent date from the Secretary of State of the State of Delaware; and

         (g) one or more certificates and/or affidavits of an officer of Wilmington Trust, dated as of October __, 2001 (collectively, the "Officer's Certificate"), certifying as to, among other things, the amended charter of Wilmington Trust attached thereto (the "Charter"), the amended bylaws of Wilmington Trust attached thereto (the "Bylaws"), and the citizenship of Wilmington Trust.

         For purposes of this letter, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (f) above and certain written statements of governmental authorities and others referenced in this paragraph. In particular, we have not reviewed and express no opinion as to any other document that is referred to in, incorporated by reference into, or attached to any of the documents reviewed by us that has not been, and is not now executed on the date hereof, except as set forth in numbered paragraph 4. The opinions in this letter relate only to the documents specified in such opinions, and not to any document referred to in or incorporated by reference into, any of such documents that has not been, and is not now executed on the date hereof, except as set forth in numbered paragraph 4. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter. We have conducted no factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of governmental authorities and others (as applicable), and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate in all respects and none of which statements, information, and additional matters we have independently investigated or verified.

         Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications, and limitations in this letter, it is our opinion that:

         1. Wilmington Trust has been duly incorporated and is validly existing as a Delaware banking corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute, deliver and perform, in its individual capacity, or as Trustee, Subordination Agent or Mortgagee, as the case may be, the Transaction Documents,

To Each of the Parties Listed
on Schedule A Attached Hereto
October __, 2001
Page 3


and the Certificates. Wilmington Trust is a "citizen of the United States" as defined in Section 40103(a)(15) of Title 49, U.S.C., as amended.

         2. Each of the Transaction Documents has been duly authorized, executed and delivered by Wilmington Trust in its individual capacity, or as Trustee, Subordination Agent or Mortgagee, as the case may be, and constitutes the legal, valid and binding obligation of Wilmington Trust in its individual capacity, or as Trustee, Subordination Agent or Mortgagee, as the case may be, enforceable against Wilmington Trust in its individual capacity, or as Trustee, Subordination Agent or Mortgagee, as the case may be, in accordance with its terms.

         3. The Pass Through Trust Agreements constitute the legal, valid and binding obligations of Southwest, enforceable against Southwest in accordance with their terms.

         4. Wilmington Trust, solely in its capacity as Trustee, has duly authorized, issued, executed and delivered the Certificates to the holder thereof pursuant to the terms and provisions of the Pass Through Trust Agreements; the Certificates are duly authorized, legal, valid and binding obligations of the Trusts, enforceable against the Trusts in accordance with their terms and the terms of the Pass Through Trust Agreements and are entitled to the benefits of the Pass Through Trust Agreements.

         5. No authorization, consent or approval of, notice to or filing with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the State of Delaware governing the banking and trust powers of Wilmington Trust is required for the execution, delivery or performance by Wilmington Trust in its individual capacity, or as Trustee, Subordination Agent or Mortgagee, as the case may be, of the Transaction Documents or the Certificates.

         6. Neither the execution, delivery or performance by Wilmington Trust in its individual capacity, or as Trustee, Subordination Agent or Mortgagee, as the case may be, of the Transaction Documents or the Certificates, nor compliance with the terms and provisions thereof, conflicts with the Charter or Bylaws of Wilmington Trust or results in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation of the United States or the State of Delaware governing the banking and trust powers of Wilmington Trust or, to our knowledge, any order, writ, injunction or decree of any court or governmental authority against Wilmington Trust or by which it or any of its properties is bound or, to our knowledge, any indenture, mortgage, contract or other agreement or instrument to which Wilmington Trust is a party or by which it or any of its properties is bound, or constitutes a default thereunder.

         7. Assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the United States Internal Revenue Code of 1986, as amended (the "Code"), or as partnerships under Subchapter K of the Code, and assuming (a) that the assets of the Trusts will be treated as held for investment purposes as provided in each Pass Through Trust Agreement and (b) that the acquisition,

To Each of the Parties Listed
on Schedule A Attached Hereto
October __, 2001
Page 4


management and disposition of the assets of the Trusts (if the assets were held by a Certificateholder directly) would not constitute an integral part of the regular trade or business of such Certificateholder (other than the trade or business of investing), (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

         8. To our knowledge, there are no proceedings pending or threatened against or affecting Wilmington Trust in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect the Trusts or the right, power and authority of Wilmington Trust in its individual capacity, or as Trustee, Subordination Agent or Mortgagee, as the case may be, to enter into or perform its obligations under the Transaction Documents or which would call into question or challenge the validity of any of the Transaction Documents or the enforceability thereof.

         9. Assuming that the Subordination Agent holds the Equipment Notes (as defined in the Trust Indenture) in accordance with the provisions of the Intercreditor Agreement, each of the Equipment Notes, when delivered to and registered in the name of the Subordination Agent pursuant to the Intercreditor Agreement, will be held by the Subordination Agent in trust as trustee for the Trusts under the Pass Through Trust Agreement on behalf of the Certificateholder of the Trusts.

         The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

         A. The opinions in this letter are limited to the laws of the State of Delaware as enacted and currently in effect and the federal laws of the United States of America governing the banking and trust powers of Wilmington Trust as enacted and currently in effect (other than (i) federal securities laws, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, the Investment Company Act of 1940, as amended, and rules, regulations, orders, and decisions relating thereto, (ii) Part A of Subtitle VII of Title 49 of the United States Code, as amended, and rules, regulations, orders, and decisions relating thereto (except as stated in the second sentence in numbered paragraph 1 above, which opinion is based solely on the Officer's Certificate),
(iii)

To Each of the Parties Listed
on Schedule A Attached Hereto
October __, 2001
Page 5


the Federal Communications Act of 1934, as amended, and rules, regulations, orders, and decisions relating thereto, (iv) the Employee Retirement Income Security Act of 1974, as amended, and rules, regulations, orders, and decisions relating thereto, (v) securities laws of the State of Delaware, and rules, regulations, orders, and decisions relating thereto, (vi) laws, rules, regulations, orders, ordinances, and decisions of any county, town, municipality, or special political subdivision of the State of Delaware, and
(vii) laws, rules, regulations, orders, and decisions applicable to the particular nature of the property or activities of the Trusts) and we have considered and express no opinion on the effect of, concerning matters involving, or otherwise with respect to any other laws of any jurisdiction, or rules, regulations, orders, or decisions relating thereto. Insofar as the foregoing opinions relate to the validity and enforceability of the Transaction Documents expressed to be governed by the laws of the State of New York, we have assumed that each such document is legal, valid, binding and enforceable in accordance with its terms under such laws (as to which we express no opinion).

         B. The foregoing opinions relating to enforceability are subject to (i) bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance, preferential transfer, liquidation, and similar laws relating to or affecting rights and remedies of creditors generally, (ii) principles of equity, including, without limitation, applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), (iii) standards of good faith, fair dealing, course of dealing, course of performance, materiality, and reasonableness that may be applied by a court, considerations of public policy, and the exercise of judicial discretion, and
(iv) federal or state securities law and public policy considerations relating to indemnification or contribution.

         C. We have assumed: (i) except as stated in numbered paragraph 1 above, the due incorporation or due formation, as the case may be, due organization, and valid existence in good standing of each of the parties (other than natural persons) to the documents reviewed by us under the laws of all relevant jurisdictions; (ii) the legal capacity of all relevant natural persons, (iii) except as stated in numbered paragraphs 2 and 4 above, the due authorization, execution, and delivery of each of the documents reviewed by us by each of the parties thereto; and (iv) except as stated in numbered paragraph 1 above, that each of such parties had and has the power and authority to execute, deliver, and perform such documents.

         D. We have assumed that (i) all signatures (other than signatures by officers of Wilmington Trust Company, in its individual capacity, or as Trustee, as the case may be, on the Transaction Documents and the Certificates) on all documents reviewed by us are genuine, (ii) all documents furnished to us as originals are authentic, (iii) all documents furnished to us as copies or specimens conform to the originals thereof, (iv) all documents furnished to us in final draft or final or execution form conform to the final, executed originals of such documents, (v) each document reviewed by us constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, and (vi) except as stated in numbered paragraphs 2, 3 and 4 above, each document reviewed by us constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each of such parties in accordance with its terms.

To Each of the Parties Listed
on Schedule A Attached Hereto
October __, 2001
Page 6


         E. We express no opinion concerning (i) ownership of, title to, or any similar interest in any property, (ii) creation or attachment of any lien, pledge, mortgage, or security interest, (iii) perfection of any lien, pledge, mortgage, or security interest, or (iv) priority of any lien, pledge, mortgage, or security interest.

         F. For purposes of this letter, an opinion that is limited "to our knowledge" means that, in the course of our representation of Wilmington Trust as described above, attorneys in this firm who have worked substantively on this letter and the transactions contemplated by the Transaction Documents, without undertaking any investigation or verification of the subject matter of such opinion, have not obtained actual knowledge that such opinion is incorrect.

         G. We have not participated in the preparation of any offering materials with respect to the Certificates and assume no responsibility for their contents.

         H. The opinion set forth in paragraph 1 above concerning the citizenship of Wilmington Trust is based upon an affidavit of Wilmington Trust, made by an authorized representative, the facts set forth in which we have not independently verified.

         This letter speaks only as of the date hereof, and we assume no obligation to advise anyone of any changes in the foregoing subsequent to the delivery of this letter. We consent to your relying on this letter on the date hereof in connection with the matters set forth herein. Without our prior written consent, this letter may not be furnished or quoted to, or relied upon by, any other person or entity, or any governmental authority, or relied upon for any other purpose.

         In addition, the opinions in this letter are limited to the opinions expressly stated in numbered paragraphs 1 through 9 of this letter, and no other opinions may be inferred beyond such matters expressly stated.

                                        Very truly yours,

                                   SCHEDULE A


                                   ADDRESSEES:

Southwest Airlines, Co.

Wilmington Trust Company

Westdeutsche Landesbank Girozentrale,
acting through its New York branch

Moody's Investors Service, Inc.

Standard & Poor's Ratings Services

Salomon Smith Barney Inc.

J. P. Morgan Securities Inc.

                                    EXHIBIT D

         [Form of Opinion of In-house Counsel of the Liquidity Provider]



October ___, 2001

To the Addressees on Schedule I hereto

Re:       Southwest Airlines 2001-1 Pass Through Trusts

Ladies and Gentlemen:

         We, Westdeutsche Landesbank Girozentrale ("WestLB"), acting through our Central Legal Department, render the following opinion in connection with (i) the Intercreditor Agreement dated as of October ___, 2001 among Wilmington Trust Company ("Wilmington"), as Trustee of the Southwest Airlines Pass Through Trusts 2001-1A-1, 2001-1A-2 and 2001-1B (collectively referred to as the "Pass Through Trusts") and as Subordination Agent, and WestLB through its New York Branch (the "Branch") as Liquidity Provider (the "Liquidity Provider"), and (ii) the two Revolving Credit Agreements (2000-1A-1 and 2001-1A-2), each dated as of October ___, 2001 between Wilmington as Subordination Agent, as agent and trustee for the Pass Through Trusts (other than the Class B Trust), as Borrower, and the Liquidity Provider (the "Revolving Credit Agreements"; the Revolving Credit Agreements and the Intercreditor Agreement being collectively referred to herein as the "Agreements"). Capitalized terms herein which are undefined have the meanings assigned to them in the Agreements.

         In connection with the opinions hereinafter given, we have examined a copy of the Agreements and such other certificates, documents, agreements and instruments as we have deemed necessary as a basis for the opinions expressed below.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all agreements, certificates, instruments and documents submitted to us as originals, and the conformity to the originals of all agreements, certificates, instruments and documents submitted to us as copies. As to questions of fact material to the opinions expressed below, we have, when relevant facts were not independently established by us, examined and relied upon representations of officers of WestLB.

         Based upon the foregoing examination and assumptions, and subject to the qualifications set forth below, we are of the opinion that:

         1) WestLB is duly organized and validly existing as a German banking institution under the law of the State of North Rhine-Westphalia and has full power and authority (corporate and otherwise) to execute, deliver and perform its obligations under the Agreements.

         2) [Brigitte Thieme and Alfred Heynen], if acting jointly for and on behalf of the Branch, are duly authorized by WestLB to execute and deliver the Agreements


WestLB German Law Opinion
                  for and on behalf of the Branch. Assuming each of the Agreements has been duly executed and delivered for and on behalf of the Branch by such persons acting jointly, no further authorization by or any corporate action of WestLB is required in connection with the execution, delivery and performance of the Agreements.

         3) (i) The governing-law clause in each of the Agreements, subjecting the Agreements to New York law, is valid under German law.

                  (ii) Under German law, New York law will be applied to an agreement, such as the Agreements, which under German law has been validly subjected to New York law, except to the extent that (a) any of the terms of such agreement or any of the provisions of New York law applicable to such agreement are obviously irreconcilable with important principles of German law, (b) there are mandatory provisions of German law which must be applied to the transaction covered by such agreement irrespective of the law which governs such agreement or (c) all elements of the transaction covered by such agreement, other than the choice of law, are connected with only one country other than the country the law of which was chosen at the time of the choice of law and there are mandatory provisions of the law of such country applicable to such transaction.

                  (iii) (a) None of the terms of the Agreements is irreconcilable with important principles of German law, (b) there are no mandatory provisions of German law which must be applied to the transaction covered by the Agreements irrespective of the law which governs the Agreements and (c) the transaction covered by the Agreements was not connected with only one country other than the country the law of which was chosen at the time the choice of law was made.

                  (iv) Each of the Agreements constitutes the legal, valid and binding obligation of WestLB, enforceable against WestLB in accordance with its terms, the rules of civil procedure of Germany and, subject to the opinion contained in paragraph
                  (3)(i) through (iii), the applicable provisions of the chosen law of New York.

         4) No authorization, consent, approval or other action by, and no notice to or filing with, any governmental, administrative or other authority or court of Germany or of the State of North Rhine-Westphalia is required for the execution or delivery of the Agreements by WestLB through the Branch or for the performance by WestLB or by the Branch of the Agreements.

         5) The execution, delivery and performance of the Agreements by WestLB or the Branch will not result in any violation by WestLB or by the Branch of any law of Germany or the State of North Rhine-Westphalia.

         6) The contractual obligations incurred by virtue of the execution and delivery of the Agreements for and on behalf of the Branch are the obligations of WestLB, and WestLB has no defenses against the performance of such obligations which


WestLB German Law Opinion
                  are based on the fact that WestLB had acted through the Branch in executing and delivering the Agreements.

         7) Any final and conclusive judgment of the Supreme Court of the State of New York, New York County, or of the United States District Court for the Southern District of New York for a definite sum for the recovery of amounts due and unpaid under the Agreements will be held enforceable against WestLB in the appropriate courts of Germany without re-examination or re-litigation of the matters adjudicated, except that such judgment is not so enforceable if any of the reasons for excluding enforceability set forth in Section 328 (1) of the German Code of Civil Procedure is present, in particular (i) under the law of Germany said New York or federal court does not have jurisdiction, (ii) WestLB has not been served with process in a proper and timely fashion and therefore WestLB has not been able to defend itself against the claim in the court, (iii) the judgment conflicts with a prior judgment of a court of Germany or a prior judgment of a foreign court that is to be recognized in Germany, or the litigation resulting in the judgment to be enforced conflicts with litigation previously commenced in Germany, (iv) recognition of the judgment would be contrary to basic principles of the law of Germany, in particular but not limited to the constitutional human rights, or (v) reciprocity is not insured.

         8) The obligations of WestLB under the Agreements rank at least equal in priority of payment and in all other respects with its obligations to pay any other unsecured and unsubordinated obligations of WestLB for borrowed money, including deposit liabilities, that are not expressly preferred by law or in proceedings under the German Insolvency Code (Insolvenzordnung) or by similar laws affecting creditors' rights generally.

                  The foregoing opinions are subject to the following qualifications:

                  (i) The opinion in paragraph (3) with respect to enforceability is subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws affecting creditors' rights generally, applicable to WestLB.

                  (ii) In giving the opinions in paragraphs (3)(iv), (6) and
                  (8), we have assumed, with your consent, that each of the Agreements is legal, valid and binding under New York law, all as set forth more fully in the opinion dated of even date herewith of Shearman & Sterling, special counsel to the Branch, issued in connection with the Agreements.

                  (iii) No opinion is expressed with respect to the law of any jurisdiction other than the law of Germany and the State of North Rhine-Westphalia in force as of the date hereof.



WestLB German Law Opinion

         This opinion is being furnished to you solely for your benefit in connection with the transactions described above and may not be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent.

         This opinion is governed by German law; exclusive place of jurisdiction is Dusseldorf, Germany.

                                Very truly yours,

                      WESTDEUTSCHE LANDESBANK GIROZENTRALE
                            CENTRAL LEGAL DEPARTMENT



----------------------------                      ------------------------------
ppa. Peter Foller                                 ppa. Klaus Poggemann

                                   SCHEDULE I

Southwest Airlines Co.
2702 Love Field Drive
P.O. Box 36611
Dallas, Texas 75235-1611

Salomon Smith Barney Inc.
388 Greenwich Street
24th Floor
New York, NY 10013

J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017

[other co-managers, if any]

Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. 55 Water Street, 39th Floor
New York, NY 10041

Moody's Investors Service, Inc.
99 Church Street
New York, NY 10007

Wilmington Trust Company
Corporate Trust Administration
1100 N. Market Street
Wilmington, DE 19890-0001

                                    EXHIBIT E

         [Form of Opinion of Special Counsel to the Liquidity Provider]


                                October ___, 2001



To the Addressees listed on Schedule I
attached hereto

                             Southwest Airlines Co.
                  $[ ] Pass Through Certificates, Series 2001-1



Ladies and Gentlemen:


         We have acted as special counsel to the New York Branch (the "Branch") of Westdeutsche Landesbank Girozentrale ("WestLB") in connection with the transactions contemplated by (i) that certain Intercreditor Agreement dated as of October ___, 2001 between Wilmington Trust Company ("Wilmington"), as Trustee of the Southwest Airlines Pass Through Trust (2001-1A-1, 2001-1A-2 and 2001-1B, collectively referred to as the "Pass Through Trusts") and as Subordination Agent, and WestLB, acting through the Branch, as Liquidity Provider, and (ii) those certain two Revolving Credit Agreements (2001-1A-1 and 2001-1A-2), each dated as of October ___, 2001 between Wilmington as Subordination Agent, as agent and trustee for the Pass Through Trusts (other than the Class B Trust), as Borrower, and WestLB, acting through the Branch, as Liquidity Provider (the "Revolving Credit Agreements"; the Revolving Credit Agreements and the Intercreditor Agreement being collectively referred to herein as the "Agreements"). Capitalized terms used but not defined herein have the meanings assigned to them in the Agreements.

         This opinion is furnished pursuant to Section ___ of the Underwriting Agreement dated as of October ___, 2001 among the underwriters named therein and Southwest Airlines Co. relating to the issuance and sale of $[ ] aggregate principal amount of Pass Through Certificates, Series 2001-1. In connection with our opinion herein, we have participated in the preparation of, or have examined, the Agreements. We have also examined and relied as to factual matters upon the representations and warranties contained in or made pursuant to such documents, and upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of the documents submitted to us as copies. We have also assumed that (i) the Agreements have been duly authorized, executed and delivered by each party thereto (except to the extent set forth in paragraph 4 below), (ii) the consummation of the transactions contemplated in the Agreements have been duly authorized by WestLB acting through the Branch, and (iii) except as covered by our opinion set forth below, the Agreements constitute the legal, valid and binding obligations of each such party enforceable against such party in accordance with their respective terms.

         Our opinion is limited to the law of the State of New York and the federal law of the United States, and we do not express any opinion herein concerning any other law.

Based upon and subject to the foregoing, we are of the opinion that:

         1. The Superintendent of Banks of the State of New York has authorized WestLB through the issuance of a license to maintain a branch in the State of New York for conducting the business of banking in the State of New York in accordance with the provisions of Article V of the New York State Banking Law. The Branch has the power and authority to execute, deliver and perform the Agreements, assuming it has the power and authority to do so under the law of the Federal Republic of Germany and the State of North Rhine-Westphalia.

         2. No consent, approval, authorization, or order of, any governmental agency or regulatory body of the United States or the State of New York is required for the due execution, delivery and performance by the Branch of the Agreements other than administrative and ministerial filings which the Branch is obligated to make in the ordinary course of its business (which filings we have assumed have been and will continue to be made in a timely manner).

         3. The execution and delivery by the Branch of the Agreements and the consummation of the transactions contemplated thereby will not result in any violation by the Branch of any banking law or any governmental rule or regulation relating thereto of the United States of America or the State of New York.

         4. The Agreements have been duly executed and delivered by [Mr. Alfred Heynen and Ms. Brigitte Thieme], acting jointly, for and on behalf of the Branch. Assuming that under the law of the Federal Republic of Germany and the State of North Rhine-Westphalia the contractual obligations incurred by virtue of the execution and delivery of the Agreements for and on behalf of the Branch are the obligations of WestLB, and that WestLB has no defenses against the performance of such obligations under the law of the Federal Republic of Germany and the State of North-Rhine Westphalia which are based on the fact that WestLB had acted through the Branch in executing and delivering the Agreements, then, under New York law, the Agreements constitute the legal, valid and binding obligations of WestLB, enforceable in accordance with their respective terms. To the extent that the power and authority of the Branch is dependent on the power and authority of WestLB under the law of the Federal Republic of Germany or of the State of North Rhine-Westphalia and with respect to the due authorization by WestLB of [Mr. Heynen and

                  Ms. Thieme], acting jointly, to execute and deliver the Agreements for and on behalf of the Branch, we have, with your approval, relied without independent investigation upon the opinion (including the qualifications, assumptions, and limitations expressed therein) of the Central Legal Department of WestLB, dated the date hereof, addressed to you.

         Our opinion set forth above in paragraph 4 is subject to (a) the effect of applicable liquidation, receivership, bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, including, without limitation, creditors of WestLB and creditors of the Branch and (b) the effect of general principles of equity (regardless of whether considered in proceedings in equity or at law), as well as concepts of good faith and fair dealing.

         This opinion is being furnished to you solely for your benefit and may not be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent.



                                             Very truly yours,





JHH/HD/BT

                                   SCHEDULE I

ADDRESSEES:

Southwest Airlines Co.
Westdeutsche Landesbank Girozentrale, New York Branch
Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
[other co-managers, if any]
Wilmington Trust Company
Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. Moody's Investors Service, Inc.